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                                                                   Exhibit 23.3
                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Accipiter, Inc.:

We consent to the inclusion of our report on Accipiter, Inc. dated March 26, 1998 in the prospectus constituting part of this Registration Statement on Form S-1 of Engage Technologies, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Raleigh, North Carolina
May 7, 1999